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                                                                  EXHIBIT 10.106


                           [FIRST UNION LETTERHEAD]

                                                                  April 7, 1999

Keith B. Stein, Chief Executive Officer
National Auto Finance Company, Inc. ("NAFI")
10302 Deerwood Park Blvd., Suite 100
Jacksonville, FL 32256

Dear Mr. Stein:

         We are pleased to advise you that the Credit Committee of First Union National Bank (the "Bank") has approved the purchase, from the date hereof to and including March 31, 2001, of up to $20,000,000 aggregate original principal balance in Subordinated Asset-Backed Notes (the "Subordinated Notes") to be issued in connection with securitization transactions of vehicle finance contracts originated by NAFI. Each purchase is subject to the general terms and conditions in the attached Outline of Terms dated April 8, 1999, which is incorporated into this letter by reference, and to no development occurring prior to the closing date for each purchase which would, in the good faith judgment of the Bank, materially adversely affect any then existing and/or such particular issue of Subordinated Notes.

         Our purchase of any Subordinated Notes is additionally subject to the execution of satisfactory agreements containing the customary covenants, terms and conditions for a transaction of this nature for each such purchase, and to satisfactory legal structure, portfolio, servicing, credit enhancement and documentation (including legal opinions) for each securitization transaction, consistent with the terms and conditions set forth in the attached Outline of Terms. As such, the text of this letter and the Outline of Terms is intended to provide a brief description of the transactions as contemplated by us and will not be considered as prejudicing the terms and conditions to be contained in the final documentation related to each issue of Subordinated Notes.

         If this letter correctly sets forth your understanding of the terms that we have discussed, please indicate your approval by signing and returning this letter to us no later than April 9, 1999. Based upon your acceptance of this letter, when the time arises for each such purchase we shall authorize our attorneys to prepare the necessary documentation to reflect our purchase of the Subordinated Notes, the costs and charges which shall be for your account whether or not the transactions are completed.

                                         Very truly yours,

                                         FIRST UNION NATIONAL BANK




                                         By: /s/ EXECUTED BY AUTHORIZED OFFICER
                                            -----------------------------------

                                         Title: VICE PRESIDENT



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Accepted this 7th day of April, 1999.


FOR: National Auto Finance Company, Inc.


By: /s/ KEITH B. STEIN
   -----------------------------------------
Keith B. Stein, Chief Executive Officer



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                      NATIONAL AUTO FINANCE COMPANY, INC.
               $20,000,000 SUBORDINATED ASSET-BACKED NOTE PROGRAM

                   SUMMARY OF INDICATIVE TERMS AND CONDITIONS
                                 APRIL 8, 1999

This summary of indicative term ("Summary") is prepared by First Union National Bank ("First Union"). Please note that the terms herein are summaries of a possible transaction, and are not intended to define or describe all of the terms and conditions of such possible transaction. Consummation of the transactions contemplated herein is subject to final documentation and other provisions as set forth on the cover letter attached hereto. Where discrepancies exist between this Summary (or any subsequent summary) and final documentation, the final documentation shall govern.

Except as required for the completion or funding of the possible transaction or as required by law or regulatory requirements, each party to whom this Summary is delivered acknowledges that this Summary is confidential and agrees that it will not disclose this Summary or its contents to any other party without the consent of First Union.


PARTIES

Seller: National Auto Finance Trust 1999-1, a special purpose bankruptcy remote entity, and other entities that will purchase auto loans from the Originator, together with the associated receivables and security interest in the related automobile or light truck (together, the "Receivables").

Originator:                National Auto Finance Company, Inc. ("NAFI" or the
                           "Company").

Servicer:                  NAFI.

Back-Up Servicer           Loan Servicing Enterprise.

Custodian:                 Harris Trust and Savings Bank.

Trustee: Harris Trust and Savings Bank, or such other trustee acceptable to First Union, in its good faith judgment.

Purchaser:                 First Union National Bank.








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THE PROGRAM


Commitment Amount:         Up to $20,000,000, aggregate initial principal
                           balance.

Program Term:              The purchase commitment will extend through March 31,
                           2001 (the "Scheduled Program Termination Date").

Initial Closing Date:      Concurrent with closing of first Qualified ABS
                           Transaction (projected 1st or 2nd calendar quarter of 1999).

Program Description:       Purchaser will purchase Subordinated Asset-Backed
                           Notes (the "Subordinated Notes") issued by the
                           Seller in Qualified ABS Transactions, in an aggregate amount up to the Commitment Amount. Each purchase will be subject to the Originator and Seller meeting certain conditions precedent.

Qualified  ABS

Transaction:               1.       All obligations senior in interest to the
                                    Subordinated Notes (the "Senior Notes")
                                    must be rated:

                                    a.       At least BBB by S&P and Baa by
                                             Moody's for transactions carrying
                                             bond insurance.

                                    b.       At least BBB- by S&P or Baa3 by
                                             Moody's for all other
                                             transactions.

                                    Approved rating level(s) must take into
                                    account the terms of the Subordinated Notes
                                    (i.e. rating levels must be set after
                                    giving effect to the amount, coupon and
                                    other structural attributes of the
                                    Subordinated Notes).

                           2. Priority of payments to provide that interest on the Subordinated Notes shall be paid immediately after payment of interest on the Senior Notes, and before payment of principal on the Senior Notes.

                           3. Priority of Payments to provide that reimbursement claims of any Credit Enhancement provider are to be subordinated in interest to the Subordinated Notes.

                           4.       If a transaction includes Credit
                                    Enhancement provided by a party other than the Seller or its affiliates, then the following additional requirements shall apply:

                                    a.        Financial guaranty insurance
                                              policy, if provided, to be issued
                                              by Financial Security Assurance
                                              Inc. ("FSA") or MBIA Insurance
                                              Corporation ("MBIA"), for so long
                                              as a credit rating of such insurer
                                              is not downgraded.

                                    b.        Any financial guaranty insurance
                                              policy is to provide for timely
                                              payment of interest and ultimate
                                              payment of principal.




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                                    c.       Form, terms and provider (other
                                             than FSA or MBIA of Credit
                                             Enhancement subject to approval by
                                             Purchaser in its good faith
                                             judgment.

FEES

PROGRAM FEE RATE:          LIBOR + 5.00% per annum, payable monthly, based on a
                           360 day year.

STRUCTURING FEE:           None.

COMMITMENT FEE:            None.

LEGAL FEES:                Legal, ratings agency, audit fees, and all out of
                           pocket expenses shall be for the account of the Seller.

PURCHASE LIMIT

PURCHASE LIMIT:            The Purchase Limit for each Note shall be determined
                           in accordance with Condition Precedent 1 set forth below. The first Subordinated Note purchased in connection with a Qualified ABS Transaction (the currently proposed terms of which are summarized in the offering letter from Prudential Investments dated as of January 28, 1999, and attached hereto) will, additionally, be subject to an absolute purchase limit in an amount equal to the product of
                           (a) 17.4%, and (b) the ultimate Credit Enhancement level required for the related Qualified ABS
                           Transaction.

                           "Credit Enhancement" means overcollateralization, subordination, cash reserves, the par amount of any letter of credit or standby letter of credit (plus the par amount of any re-insurance policy), or the par amount of any other credit-enhancing instrument.

CONDITIONS PRECEDENT, RESTRICTIONS, DEFAULT, OTHER

CONDITIONS PRECEDENT
TO ANY NOTE PURCHASE:      1.       A.       THE SELLER may elect to obtain
                                             Qualifying Ratings for any
                                             Subordinated Note prior to the
                                             closing of the related Qualifying
                                             ABS Transaction, in which case the
                                             rating agencies providing such
                                             Qualifying Ratings shall determine
                                             the Purchase Limit for such
                                             Subordinated Note.

                                             Qualifying Ratings shall mean both
                                             (i) and (ii) below:


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                                             i.  a rating of BB or higher from
                                                 S&P or a rating of Ba2 or
                                                 higher from Moody's; and

                                             ii. a rating of BB or higher from
                                                 Duff and Phelps or from Fitch
                                                 IBCA.

                                    b.       If the Seller does not obtain
                                             Qualifying Ratings for any
                                             Subordinated Note prior to the
                                             closing of the related Qualifying
                                             ABS Transaction then the Purchase
                                             Limit for such Subordinated Note
                                             shall be consistent, in the good
                                             faith judgment of First Union,
                                             with the criteria for a BB rating,
                                             as published by S&P from time to
                                             time (Note: Current published S&P
                                             guidance is that BB rating
                                             requires sufficient Credit
                                             Enhancement to provide 1.5 - 1.7
                                             times coverage of expected
                                             lifetime net losses. Maintenance
                                             of such coverage may require a
                                             downward adjustment in the above
                                             estimated formula for determining
                                             the Purchase Limit).

                           2. No default exists under any transaction document relating to or giving rise to a Subordinated Note purchase.


                           3. No material adverse change in the financial position or operations of the Company (including, without limitation, maintenance, in the aggregate, of at least $5.0 million in unrestricted cash balances and borrowing availability under the Revolving Credit, Term Loan and Security Agreement dated as of March 31, 1999).

                           4. Receipt of all required legal opinions. Form, substance, and provider(s) of legal opinions must be satisfactory to First Union in its good faith judgment.

                           5. Documentation (not otherwise inconsistent with this Summary and the cover letter attached hereto) satisfactory to First Union in its sole discretion

RESTRICTIONS ON USE
OF PROCEEDS:               Proceeds from sale of the Subordinated Notes shall be
                           used by the Originator solely for the purposes of originating new receivables and for repayment of outstandings under the National Financial Auto
                           Receivables Master Trust credit facility with First
                           Union National Bank. Any other use of proceeds by the Originator, Seller, or any Affiliate for any other purpose (including, but not limited to, payment of dividends to any equity holder, payment to any creditor other than First Union, or payment to any other investor) is prohibited.


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Restrictions on
Other Indebtedness:        No interest-bearing obligation (other than Senior
                           Notes) of any Seller may exist that is equal or senior in interest to the Subordinated Notes.

Termination of
Commitment:                The purchase commitment will terminate upon the
                           earliest to occur of:

                           1.       The Scheduled Program Termination Date.

                           2. Events of Default as defined in this Summary or as set forth in any transaction document relating to or giving rise to a Subordinated Note purchase.

                           3. Notification by FSA or MBIA that such insurer elects not to provide bond guaranty insurance in the event that (a) NAFI has requested that FSA or MBIA provide such insurance in conjunction with a contemplated securitization transaction, and (b) an Approved Institutional Investor or Investors has not committed to purchase, without insurance provided by FSA or MBIA, all of the Senior Notes to be issued pursuant to such securitization transaction.

                                    Approved Institutional Investor means:

                                    a.       Prudential Insurance, its
                                             affiliates and subsidiaries; or

                                    b.       An entity (i) rated at least A and
                                             A2 by S&P and Moody's,
                                             respectively, and (ii) which has
                                             consolidated tangible net worth of
                                             at least $100 million.

                           4. Upon breach of any Performance Measure trigger for any Qualifying ABS Transaction:

                                    With respect to each Qualifying ABS
                                    transaction, the trigger level for each
                                    Performance Measure shall be set at a level that is 1.0% more restrictive (i.e. lower, in the case of default rate, net loss rate, and delinquency rate) than the respective trigger level then effective (but as set forth in the transaction documents for such Qualifying ABS Transaction on its Closing Date or as revised with the consent of the Purchaser) for portfolio and/or asset performance related Events of Default, Insurance Agreement Events of Default, or similar events in such Qualified ABS Transactions that entitle the securityholders, the trustee on behalf of the securityholders or guarantor or other credit support provider to liquidate the receivables pool securing the securities or to terminate the servicer.

                                    Performance Measures shall include
                                    portfolio and asset performance measures set forth in the relevant Qualified ABS



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                                    Transactions, including, but not limited to,
                                    default rate, net loss rate, and
                                    delinquency rate (as those terms or like terms are so defined in the transaction documents for such Qualified ABS Transactions).

                           5. Default under any bond transaction, credit agreement, or any other similar agreement to which NAFI or any Seller is a party (including, but not limited to, any Default by National Financial Auto Funding Trust, National Financial Auto Funding Trust II, or National Financial Auto Receivables Master Trust under any credit agreement or other financing agreement with First Union National Bank).

                           6. Downgrade of any rated security issued in conjunction with a Qualifying ABS Transaction, except (in the case of a transaction for which FSA or MBIA have provided a guaranty insurance policy) where such downgrade resulted solely from a downgrade of a rating of the bond insurer for such transaction.

Events of
Default:                   1.       Bankruptcy of NAFI or the Seller.

                           2 Failure to make any payment of principal or interest on the Subordinated Notes within 2 business days of the due date (any principal or interest arrearage exists).

                           3. Event of Default or other equivalent event (as defined in the particular transaction documents) under (a) any bond transaction, credit agreement, or any other similar agreement for which obligations in the aggregate exceed $1,000,000 to which NAFI or any affiliate (including, but not limited to, National Financial Auto Funding Trust, National Financial Auto Funding Trust II, or National Financial Auto Receivables Master Trust) is a party, or (b) any bond transaction, credit agreement, or any other similar agreement between NAFI or its affiliates and First Union National Bank.

                           4.       Termination of Custodian or Back-Up
                                    Servicer without immediate replacement by a party acceptable to First Union National Bank, in its good faith judgment.

                           5. Occurrence of any Servicer Termination Event under any bond transaction, credit agreement or similar agreement to which NAFI or any Seller is a party.

                           6. Any other customary events of default (as determined in good faith by First Union National Bank) for subordinated, below investment grade, securitized note purchases.


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